Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fathom Holdings, Inc.

Cary, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 12, 2019, relating to the consolidated and combined financial statements of Fathom Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

January 17, 2020